Exhibit 99.1

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS THIRD QUARTER

AND NINE MONTHS 2007 RESULTS

Annual Guidance for 2007 Lowered

OCTOBER 25, 2007 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE: FRZ), today reported financial results for the third quarter and nine months ended September 30, 2007.

Revenues for the third quarter of 2007 were $125.7 million, compared to $123.3 million in the same quarter of 2006.  The Company’s income from continuing operations was $15.6 million in the third quarter of 2007, compared to $17.0 million in the same quarter of 2006.  Net income was $16.6 million in the third quarter of 2007 versus $15.1 million in 2006.  Diluted net income per share was $0.75 in the third quarter of 2007, compared to $0.69 in the third quarter of 2006.  Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and the effects of certain other items, was $44.0 million in the third quarter of 2007, compared to $42.5 million in the third quarter of 2006.  Adjusted EBITDA from continuing operations was $43.5 million in the third quarter of 2007 versus $41.9 million in 2006.  Available Cash for the third quarter of 2007 was $28.3 million, compared to $34.5 million in the third quarter of 2006.  A discussion regarding the presentation of Adjusted EBITDA and Available Cash in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net income and the calculation of Available Cash, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“Weather conditions returned to more typical patterns in the second half of the third quarter.  As a result of these improvements and the effects of acquisitions, we were able to post a modest increase in results as compared to the third quarter of 2006.  Although weather conditions and results in September were better than 2006, they did not fully meet our expectations, which necessitates a further reduction in our full year 2007 guidance,” commented Chief Executive Officer Jimmy C. Weaver. “We continue to believe that the fundamentals of the business remain solid and that we are well positioned to take advantage of improving weather trends and our ongoing internal operating initiatives.”

Revenues in the first nine months of 2007 were $274.8 million, compared to $275.7 million in 2006.  The Company’s income from continuing operations was $16.1 million in the first nine months of 2007, compared to $20.8 million in 2006.  Net income in the first nine months of 2007 was $17.0 million, compared to $19.5 million in 2006.  Diluted net income per share was $0.77 in the first nine months of 2007, compared to $0.90 in the same period of 2006.  Adjusted EBITDA was $76.8 million in the first nine months of 2007, compared to $80.3 million in the first nine months of 2006.  Adjusted EBITDA from continuing operations was $75.8 million in the first nine months of 2007 versus $78.1 million in 2006.  Available Cash for the first nine months of 2007 was $42.6 million, compared to $53.5 million in the first nine months of 2006.

In connection with its ongoing acquisition strategy, the Company completed four acquisitions during the third quarter of 2007, bringing the year-to-date total to seventeen.  These seventeen acquisitions had an aggregate acquisition cost of approximately $21.8 million.  Annual revenues and Adjusted EBITDA associated with these acquisitions are approximately $14.7 million and $4.0 million, respectively.

The Company sold its bottled water business and substantially all of its cold storage business during the third quarter of 2007 for total gross cash proceeds of $20.3 million and a total gain of  $1.4 million.  The historical results of these businesses are now presented as “Discontinued Operations”.  The Company’s existing senior credit agreement requires that the net proceeds from the sale of the Company’s non-ice businesses must be used either to repay term borrowings under the credit facility or to make acquisitions and/or capital expenditures within twelve months of the receipt of such proceeds.  Until used, the proceeds will be deposited in a restricted account with the administrative agent under the credit facility.

Results for the third quarter of 2007 and for the nine months ended September 30, 2007 include $2.0 million of transaction expenses incurred in connection with the previously announced potential acquisition of the Company by entities formed by funds affiliated with GSO Capital Partners LP.

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  These statements do not include the potential impact of, or costs related to, any mergers, acquisitions or other business combinations or divestitures that may be completed after October 25, 2007, except as noted below.  The projections for 2007 include the effects of the acquisitions completed through the date of this press release and estimated transaction costs related to the previously announced potential acquisition of the Company by entities formed by funds affiliated with GSO Capital Partners LP.

As a result of less favorable results than anticipated in the last half of the third quarter, management is revising its previously issued guidance for 2007.  Revenues in 2007 are currently expected to range between $332 million and $338 million and net income to range from $11.3 million to $15.4 million.  Diluted net income per share is expected to be in the range of $0.51 to $0.70.  Adjusted EBITDA from continuing operations for 2007 is expected to be in the range of $83 million to $87 million, which excludes Adjusted EBITDA related to discontinued operations of approximately $1.0 million.  Available Cash, as defined in the Company’s credit agreement, is expected to range from $44.4 million to $50.1 million in 2007, with diluted Available Cash per share ranging from $2.02 to $2.28.  Capital expenditures for the full year

2007 are expected to range between $23 million and $24 million and dispositions to total $1 million to $3 million, for net capital expenditures of $20 million to $23 million.

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, October 25, 2007 at 10:00 a.m. Eastern Time.  To participate, dial (888) 321-8161 ten minutes prior to the start time, referencing confirmation code 21566543 or the Reddy Ice conference call.  A telephonic replay will be available through November 1, 2007 and may be accessed by calling (800) 642-1687 and using the above confirmation code.  A live webcast and archived replay of the conference call can also be accessed on the Company’s Web site at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States.  With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to approximately 82,000 locations in 31 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs, and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.  For more information on Reddy Ice, visit the Company’s website at www.reddyice.com.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

– Financial Tables Follow –

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, except per share amounts)

Revenues	$125,701	$123,311	$274,750	$275,652
Cost of sales (excluding depreciation)	72,015	70,585	169,696	165,498
Depreciation expense related to cost of sales	5,029	4,571	14,798	13,741
Gross profit	48,657	48,155	90,256	96,413
Operating expenses	11,047	11,999	32,324	36,414
Transaction expenses related to merger	1,982	—	1,982	—
Depreciation and amortization expense	1,559	1,439	4,532	4,213
Loss on dispositions of assets	71	15	329	129
Impairment of assets	—	—	—	370
Income from operations	33,998	34,702	51,089	55,287
Interest expense	8,111	7,304	23,692	21,636
Interest income	(175)	—	(509)	—
Income from continuing operations before income taxes	26,062	27,398	27,906	33,651
Income tax expense	(10,468)	(10,416)	(11,830)	(12,821)
Income from continuing operations	15,594	16,982	16,076	20,830
Income (loss) from discontinued operations, net of tax	980	(1,910)	911	(1,284)
Net income	$16,574	$15,072	$16,987	$19,546

Basic net income (loss) per share:
Income from continuing operations	$0.72	$0.79	$0.74	$0.98
Income (loss) from discontinued operations	0.04	(0.09)	0.04	(0.06)
Net income	$0.76	$0.70	$0.78	$0.92
Weighted average common shares outstanding	21,840	21,454	21,748	21,331

Diluted net income (loss) per share:
Income from continuing operations	$0.71	$0.78	$0.73	$0.96
Income (loss) from discontinued operations	0.04	(0.09)	0.04	(0.06)
Net income	$0.75	$0.69	$0.77	$0.90
Weighted average common shares outstanding	22,088	21,774	22,031	21,684

Cash dividends declared per share	$0.4200	$0.4000	$1.2400	$1.1825

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands)

Packaged ice revenues	$123,626	$120,387	$267,528	$267,509
Other revenues	2,075	2,924	7,222	8,143
Total revenues	$125,701	$123,311	$274,750	$275,652

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	September 30,	December 31,
	2007	2006
	(in thousands)

Cash and cash equivalents and restricted cash	$34,988	$39,434
All other current assets	59,982	41,517
Total assets	626,200	610,272

Accounts payable and accrued expenses	$38,083	$32,749
Dividends payable	9,236	8,828
Total current and non-current debt (including revolving credit facility)	374,766	364,895
Total stockholders’ equity	156,147	167,648
Total liabilities and stockholders’ equity	626,200	610,272

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents net income before income taxes, interest and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s credit facility. EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net income”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, Reddy Ice intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. Reddy Ice evaluates operating performance based on several measures, including Adjusted EBITDA, as Reddy Ice believes it is an important measure of the operational strength of its business. Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility, including its ability to pay dividends.

Adjusted EBITDA as we have presented it, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is not necessarily a measure of Reddy Ice’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income”. Users of this financial information should consider the types of events and transactions which are excluded.

As a result of the sale of substantially all of the Company’s non-ice businesses during the third quarter of 2007, the results of operation of those businesses, as well as the gain on their sale, are presented as “discontinued operations” in the accompanying condensed consolidated statements of operations. Adjusted EBITDA, as defined in the Company’s credit facility, includes the results of operations of discontinued operations through their date of sale. Adjusted EBITDA associated with discontinued operations is eliminated to calculate pro forma Adjusted EBITDA. Therefore, in the following reconciliation of net income to EBITDA and Adjusted EBITDA, the following line items are calculated as the total of continuing and discontinued operations:  depreciation expense related to cost of sales, depreciation and amortization expense, income tax expense, loss on disposition of assets and impairment of assets.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, unaudited)

Net income	$16,574	$15,072	$16,987	$19,546
Depreciation expense related to costs of sales	5,258	4,818	15,511	14,479
Depreciation and amortization expense	1,627	1,504	4,738	4,403
Interest expense	8,111	7,304	23,692	21,636
Interest income	(175)	—	(509)	—
Income tax expense	11,140	9,241	12,461	12,030
EBITDA	42,535	37,939	72,880	72,094
Other non-cash charges:
Stock-based compensation expense	829	1,178	3,046	3,726
Loss on disposition of assets	53	16	311	131
Gain on sale of discontinued operations	(1,400)	—	(1,400)	—
Impairment of assets	—	3,348	—	3,718
Transaction expenses (a)	1,982	—	1,982	649
Adjusted EBITDA	$43,999	$42,481	$76,819	$80,318

(a)          Represents costs incurred in connection with (i) the potential acquisition of the Company by GSO Capital Partners LP and (ii) the Company’s secondary stock offering in May 2006. These costs have been or will be paid by Reddy Holdings from the excess cash remaining from the initial public offering of its common stock in August 2005, and are therefore excluded from the calculation of Adjusted EBITDA for purposes of the Company’s credit facility.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions or dispositions of businesses and the purchase of leased assets, when calculating Adjusted EBITDA. The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, unaudited)

Adjusted EBITDA	$43,999	$42,481	$76,819	$80,318
Disposition adjustments (a)	(531)	(575)	(1,043)	(2,202)
Adjusted EBITDA from continuing operations	43,468	41,906	75,776	78,116
Acquisition adjustments (b)	176	2,463	870	4,402
Pro forma adjusted EBITDA	$43,644	$44,369	$76,646	$82,518

(a)          Represents the elimination of the historical Adjusted EBITDA associated with discontinued operations.

(b)         Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented. All acquisitions included herein were consummated on or before September 30, 2007.

Available Cash is a defined term in the Company’s credit agreement and is a key measure in evaluating the Company’s ability to pay dividends. Available cash for the three and nine month periods ended September 30, 2007 and 2006 is calculated as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, unaudited)

Adjusted EBITDA	$43,999	$42,481	$76,819	$80,318
Less:
Cash paid for interest expense	4,298	3,936	12,476	11,808
Cash paid for income taxes	137	310	152	310
Capital expenditures, net of reinvested proceeds from dispositions	11,235	3,530	21,476	14,559
Principal repayments of indebtedness	40	157	67	191
Available Cash	$28,289	$34,548	$42,648	$53,450

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PROJECTED NET INCOME TO

PROJECTED ADJUSTED EBITDA, PROJECTED ADJUSTED EBITDA FROM CONTINUING

OPERATIONS AND PROJECTED AVAILABLE CASH

(Unaudited)

	Projected
	Year Ending
	December 31,
	2007	2007
	Lower Range	Upper Range
	(in millions)

Net income	$11.3	$15.4
Depreciation expense related to cost of sales	20.8	20.2
Depreciation and amortization expense	6.7	6.3
Interest expense, net	31.1	30.3
Income tax expense	7.8	10.7
EBITDA	77.7	82.9
Other non-cash charges:
Stock-based compensation expense	4.1	3.9
Loss on disposition of assets	0.5	0.3
Gain on sale of discontinued operations	(1.3)	(1.4)
Transaction expenses related to merger	3.0	2.3
Adjusted EBITDA	84.0	88.0
Elimination of Adjusted EBITDA from discontinued operations	(1.0)	(1.0)
Adjusted EBITDA from continuing operations	$83.0	$87.0

Adjusted EBITDA	$84.0	$88.0
Cash paid for interest expense, net	(16.6)	(15.8)
Cash paid for income taxes	(1.1)	(0.5)
Capital expenditures, net of reinvested proceeds from dispositions	(21.8)	(21.5)
Principal payments on debt	(0.1)	(0.1)
Available Cash	$44.4	$50.1